UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53528	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA		18017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On June  15, 2018,  Embassy Bank for the Lehigh Valley (the “Bank”), the principal operating subsidiary of Embassy Bancorp, Inc. (the “Company”), entered into a lease expansion agreement (the “Agreement”) with Red Bird Associates, LLC (“Red Bird”) providing for an expansion of the lease of the Bank’s principal office located at 100 Gateway Drive in Bethlehem, Pennsylvania (the “Lease”) to include an additional 9,299 square feet.  The additional space comprises the entire third floor of the building.

The Agreement provides that the monthly base rent shall be the same as the monthly base rent currently paid by the Bank for the second floor, which is $19.14 per square foot, and is subject to two percent (2%) annual increases.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Lease Expansion Agreement dated June 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: June 19, 2018	By:	/s/ Judith A. Hunsicker
	Name:	Judith A. Hunsicker
	Title:	First Executive, Chief Operating
and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Expansion Agreement dated June 15, 2018.